Exhibit 99.1

NeoGenomics Announces Leadership Transition Appointing Vishal Sikri as President and Chief Commercial Officer of Inivata Liquid Biopsy Subsidiary

Ft. Myers, Florida – May 9, 2022 - NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of cancer-focused genetic testing services and global oncology contract research services, announced the appointment of Vishal Sikri as President and Chief Commercial Officer of Inivata and the departure of former President of Inivata Dr. Clive Morris. Vishal will officially join NeoGenomics on May 23, 2022 and Dr. Morris will assist in the leadership transition over an appropriate handover period.
Vishal Sikri has over 20 years of experience in the somatic diagnostics space and most recently was President of Oncology at Invitae. Prior to Invitae, Vishal served as U.S. General Manager for Biocartis leading all commercial operations. He has extensive precision medicine experience, having launched and commercialized tests for therapy selection and molecular residual disease in the U.S. and globally across different molecular platforms. Vishal brings years of proven success as a dynamic leader in large organizations. He holds degrees in Molecular Biology and Pharmaceutical Sciences from UW-Madison and an MBA from Loyola University.
"I am excited to join NeoGenomics and be part of a company that is a leader in the oncology space. It is an honor to join the team at this critical time and help launch innovative products like RaDaR that we expect will have a significant impact on cancer patients globally. There is still a lot of work to do to drive the adoption of precision medicine in oncology, especially in the community setting, but with this team and unwavering commitment, I am confident that we will continue to help lead this effort." said Vishal Sikri, President and Chief Commercial Officer of Inivata.
Dr. Clive Morris served as Inivata's top executive for 4 years, successfully guiding the company through the combination with NeoGenomics in June 2021. Prior to serving as Inivata's top executive, Dr. Morris served as Chief Medical Officer of Inivata, having joined the company in 2016. During his tenure, he oversaw a number of company successes including; multiple rounds of fundraising, the strategic partnership with and eventual sale to NeoGenomics, the clinical development and reimbursement process for InVisionFirst®-Lung, and pivot of the company toward RaDaR™, a leading assay for minimal residual and recurrence testing.
"We are pleased to announce the appointment of Vishal Sikri as President and Chief Commercial Officer of Inivata and believe he has the skills needed to lead Inivata to further success. He has extensive experience in the precision oncology space and we will leverage his commercial expertise as we continue to move RaDaR forward with BioPharma and prepare for a launch into the clinical market." said Lynn Tetrault, Executive Chair of NeoGenomics.

Tetrault continued "We thank Clive for all his contributions as he moves on to his next adventure. Inivata reached a number of important milestones under his leadership and he guided the company through a successful acquisition process by NeoGenomics."
Separately, on Friday May 6th we issued an 8-K that the President of Pharma Services Division, Dr. Gina Wallar, is resigning from her position effective May 27, 2022 to pursue other professional opportunities. In connection with Dr. Wallar's departure, Ms. Jennifer Rose will assume interim responsibilities for the Pharma Services Division. Ms. Rose joined the Company in December 2015 and currently serves as our Vice President of Pharma Sales and Project Management Operations.
About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services, providing one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company's Pharma Services Division serves pharmaceutical clients in clinical trials and drug development.
NeoGenomics is committed to connecting patients with life altering therapies and trials. We believe that, together, with our partners, we can help patients with cancer today and the next person diagnosed tomorrow. In carrying out these commitments, NeoGenomics adheres to all relevant data protection laws, provides transparency and choice to patients regarding the handling and use of their data through our Notice of Privacy Practices, and has invested in leading technologies to ensure the data we maintain is secured at all times.
Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories in Fort Myers and Tampa, Florida; Aliso Viejo, Carlsbad and San Diego, California; Research Triangle Park, North Carolina; Houston, Texas; Atlanta, Georgia; Nashville, Tennessee; and Phoenix, Arizona; and CAP accredited laboratories in Cambridge, United Kingdom; Rolle, Switzerland; and Singapore. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia. We routinely post information that may be important to our investors on our website at www.neogenomics.com.
About Inivata
Inivata is the liquid biopsy focused subsidiary of the NeoGenomics, Inc. (NASDAQ: NEO) Group. Inivata's InVision® liquid biopsy platform unlocks essential genomic information from a simple blood draw which may be used by clinicians to guide personalized cancer treatment, to monitor response to treatment and to detect relapse. The commercially available InVisionFirst®-Lung test offers highly sensitive testing and provides molecular insights that enable clinicians to make more informed treatment decisions for advanced NSCLC patients. Inivata's personalized RaDaR® assay allows the highly sensitive detection of residual disease and recurrence in certain cancers and has been granted Breakthrough Device Designation by the US FDA. Inivata is partnering with pharmaceutical, biotechnology companies and commercial entities in early through late-stage cancer development programs across a range of cancer types. The InVisionFirst®-Lung test and RaDaR are laboratory developed tests (LDTs) performed by Inivata's CLIA certified, CAP accredited laboratory in Research Triangle Park, North Carolina,

USA. Inivata also has R&D laboratories in Cambridge, UK. Inivata's technology is based on pioneering research from the Cancer Research UK Cambridge Institute, University of Cambridge.
About RaDaR®
RaDaR is Inivata's assay for the detection of minimal residual disease (MRD) and recurrence. Built on Inivata's proven InVision® liquid biopsy platform technology, RaDaR is a highly sensitive personalized assay that tracks a set of up to 48 tumor-specific variants in a cancer patient's blood plasma. It is intended to detect residual disease following curative intent or definitive treatment, and to allow timely detection of relapse. RaDaR, a laboratory developed test (LDT), has been granted Breakthrough Device Designation by the US FDA.
Forward Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as "anticipate," expect," plan," "could," "would," "may," "will," "believe," "estimate," "forecast," "goal," "project, "guidance," "plan," "potential" and other words of similar meaning, although not all forward-looking statements include these words. These forward-looking statements address various matters, including statements regarding improving operational efficiency, returning to profitable growth and its ongoing executive recruitment process. Each forward-looking statement contained in this press release is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company's ability to identify and implement appropriate financial and operational initiatives to improve performance, to identify and recruit executive candidates, to continue gaining new customers, respond to the effects of the COVID-19 outbreak, offer new types of tests, integrate its acquisitions and otherwise implement its business plan, and the risks identified under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022 as well as other information previously filed with the SEC.
We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

For further information, please contact:
NeoGenomics, Inc.
Doug Brown
Chief Strategy and Corporate Development Officer
T: 239.768.0600 x2539
M: 704.236.2064

doug.brown@neogenomics.com

Charlie Eidson
Director, Investor Relations and Corporate Development
T: 239.768.0600 x2726
M: 952.221.8816
charlie.eidson@neogenomics.com

Karen Chandler-Smith
SVP Marketing and Communications
Inivata
+44 (0)7900 430235
karen.chandler-smith@inivata.com

Inivata Media Contacts:
Consilium Strategic Communications
Chris Gardner/Angela Gray/Genevieve Wilson
Alix Floyd (US)
inivata@consilium-comms.com +44 (0)20 3709 5700